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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on form S-1 of our report dated December 23, 1998, on our audits of the financial statements of Health ResponseAbility Systems, Inc. as of December 31, 1995 and 1996 for the two years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          PRICEWATERHOUSECOOPERS LLP


New York, New York
January 4, 1999



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on form S-1 of our report dated July 17, 1998, on our audits of the financial statements of iVllage Inc. and Subsidiaries as of December 31, 1997 and 1996 for the two years in the period ended December 31, 1997 and the period from July 1, 1995 (inception) to December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
January 4, 1999